Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


      We consent to the incorporation by reference in the Registration Statement on Form S-3 and related Prospectus of Intelli-Check, Inc., of our report dated March 4, 2005, with respect to the financial statements and schedule of Intelli-Check, Inc., contained in the Annual Report on Form 10-K for the year ended December 31, 2004, and to the reference to our firm under the caption "Experts" in such Registration Statement and Prospectus.


Amper, Politziner & Mattia, P.C.
New York, New York
August 17, 2005